Exhibit 32

CERTIFICATION PURSUANT TO

18 U.S.C. SECTION 1350,

In connection with the Quarterly Report of West Coast Bancorp (the “Company”) on Form 10-Q for the period ending September 30, 2004, as filed with the Securities and Exchange Commission on the date hereof (the “Report”), the undersigned certify, pursuant to 18 U.S.C. § 1350, as adopted pursuant to § 906 of the Sarbanes-Oxley Act of 2002, that:

(1)	The Report fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2)	The information contained in the Report fairly presents, in all material respects, the financial condition and result of operations of the Company.

/s/ Anders Giltvedt	/s/ Robert D. Sznewajs

Chief Executive Officer and President	Executive Vice President and Chief Financial Officer
November 9, 2004	November 9, 2004